UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2013 (May 21, 2013)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)	72903 (Zip Code)

Registrant’s telephone number, including area code:  (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 21, 2013, the annual meeting of stockholders of Arkansas Best Corporation (the “Company”) (Nasdaq: ABFS) was held, at which meeting, two proposals were passed by stockholders.

Matters voted on by stockholders included the following:

•                  (i) the election of directors to the Company’s Board of Directors until the 2014 annual stockholders meeting; and

•                  (ii) the annual advisory vote on the compensation of the Company’s named executive officers.

The results of the stockholders’ votes are reported below.

(i)                                     The following directors were elected by the indicated vote:

Directors	Votes For	Votes Withheld	Broker Non-Votes
John W. Alden	18,224,256	1,869,323	0
Fred A. Allardyce	16,927,151	3,166,428	0
William M. Legg	18,202,700	1,890,879	0
Judy R. McReynolds	19,837,100	256,479	0
John H. Morris	18,204,100	1,889,479	0
Craig E. Philip	18,231,114	1,862,465	0
Steven L. Spinner	19,580,664	512,915	0
Janice E. Stipp	19,698,159	395,420	0
Robert A. Young III	19,838,194	255,385	0

(ii)                                  The annual advisory vote on the compensation of the Company’s named executive officers:

Votes for	18,241,276
Votes Against	1,796,726
Votes Abstained	55,577
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION
(Registrant)

Date:	May 24, 2013	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and
Corporate Secretary